(16) Power of Attorney

TRANSAMERICA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints THOMAS A. SWANK and DENNIS P. GALLAGHER, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, in any and all capacities, and on his or her behalf with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of Torray Resolute Fund into Transamerica Concentrated Growth, a newly created series of Transamerica Funds (the “Trust”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he or she might or could do in person in his or her capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permit this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the U.S. Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Sandra N. Bane	Trustee	Date: December 2, 2013
Sandra N. Bane

/s/ Leo J. Hill	Trustee	Date: December 2, 2013
Leo J. Hill

/s/ David W. Jennings	Trustee	Date: December 2, 2013
David W. Jennings

/s/ Russell A. Kimball, Jr.	Trustee	Date: December 2, 2013
Russell A. Kimball, Jr.

/s/ Eugene M. Mannella	Trustee	Date: December 2, 2013
Eugene M. Mannella

/s/ Norman R. Nielsen	Trustee	Date: December 2, 2013
Norman R. Nielsen

/s/ Joyce G. Norden	Trustee	Date: December 2, 2013
Joyce G. Norden

/s/ Patricia L. Sawyer	Trustee	Date: December 2, 2013
Patricia L. Sawyer

/s/ John W. Waechter	Trustee	Date: December 2, 2013
John W. Waechter

/s/ Alan F. Warrick	Trustee	Date: December 2, 2013
Alan F. Warrick